UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2007

TREATY OAK BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Texas

(State or other jurisdiction

of incorporation or organization)

333-112325	20-0413144
(Commission File Number)	(I.R.S. Employer
Identification No.)

101 Westlake Drive
Austin, Texas	78746
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(512) 617-3600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On November 15, 2007, Treaty Oak Bancorp, Inc. (the “Company”) announced its financial results for the fiscal year ending September 30, 2007. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

As provided in General Instruction B.2. to Form 8-K, the information furnished in Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On November 13, 2007 the Company’s Board of Directors appointed Marvin Bendele as a Class I director of the Company’s Board of Directors. Mr. Bendele was appointed to fill the vacancy created after the passing of William T Willis on September 29, 2007. Mr. Bendele has been self-employed in the mortgage-lending business since 1991. Prior to that time, Mr. Bendele practiced public accounting for his own business and, prior to that, for Haskins & Sells in Houston, Texas. Mr. Bendele is a certified public accountant. Mr. Bendele serves on the boards of Home Trust Company and Loop 360 Water Company and is a former member of the Eanes Independent School District Board of Trustees. Mr. Bendele holds a B.B.A. degree in accounting from the University of Texas at Austin. Mr. Bendele was also appointed as a member of the Company’s Audit Committee.

Mr. Bendele is entitled to compensation for service on the Company’s Board of Directors. For a description of this compensation, see the description under “Proposal No. 2: Election of Directors—Director Compensation” in the Company’s Preliminary Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 15, 2007. This description is incorporated herein by reference.

Item 8.01. Other Events.

On November 15, 2007, Treaty Oak Bancorp, Inc. (the “Company”) announced plans to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended, and, therefore, terminate its obligations to file reports with the Securities and Exchange Commission. This “going private” transaction would be accomplished through an amendment (the “Amendment”) to the Company’s Articles of Incorporation, which would (i) authorize 2,500,000 shares of a new Series A Preferred Stock and (ii) effect a reclassification of all shares of common stock held by record shareholders owning less than 2,500 shares of Company common stock into shares of Series A Preferred Stock on a one-for-one basis (the “Reclassification”). Those stockholders receiving shares of Series A Preferred Stock in the Reclassification will have the option to sell those shares to the Company at any time during the 30 day period following the Reclassification at a cash price equal to $11.00 per share.

The Amendment must be approved by holders of at least two-thirds of the outstanding shares of the Company’s common stock.

If the Amendment is approved by the requisite vote of the Company’s shareholders and, after the Reclassification, the Company has fewer than 300 shareholders of record, the Company intends to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended, and become a non-reporting company. If that occurs, the Company will no longer file periodic reports with the Securities and Exchange Commission, including annual reports on Form 10-KSB and quarterly reports on Form 10-QSB, and it will no longer be subject to the SEC’s proxy rules.

A copy of the Company’s press release making this announcement is attached hereto as Exhibit 99.2, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description of Exhibit

99.1	Financial results press release, issued on November 15, 2007.

99.2	Press release, issued on November 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Treaty Oak Bancorp, Inc.
(Registrant)

Date: November 15, 2007	By:	/s/ Jeffrey L. Nash
Jeffrey L. Nash, President
and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Financial results press release, issued on November 15, 2007.

99.2	Press release, issued on November 15, 2007.